                                                                     EXHIBIT 4.1


                                 FIFTH AMENDMENT


                  FIFTH AMENDMENT (this "Amendment"), dated as of November 13, 2000, among INFOUSA INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                                   WITNESSETH:


                  WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of July 23, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement");

                  WHEREAS, the Borrower has requested the Lenders to amend and/or waive, and the Lenders have agreed to amend and/or waive, certain provisions of the Credit Agreement on the terms and conditions set forth herein; and

                  WHEREAS, the parties hereto wish to amend and/or waive the Credit Agreement on the terms and conditions set forth herein;


                  NOW, THEREFORE, it is agreed:

                  1. The Lenders hereby waive the Event of Default that has arisen under the Credit Agreement solely as a result of the Borrower's failure to be in compliance with Section 9.10 of the Credit Agreement for the Test Period ended on September 30, 2000.

                  2. Section 8.18 of the Credit Agreement is hereby amended by inserting the following new clause (e) at the end thereof:

                  "(e) Notwithstanding anything to the contrary contained in this Section 8.18 or elsewhere in this Agreement, neither the Borrower nor any Subsidiary thereof may make a Permitted Acquisition without first obtaining the prior written consent of the Required Lenders."

                  3. Section 8.20 of the Credit Agreement is hereby deleted and the following new Section 8.20 is inserted in lieu thereof:

                  "8.20 Ownership in Unrestricted Subsidiaries. The Borrower and/or a Subsidiary Guarantor will at all times maintain an equity ownership interest (on a fully diluted basis) in the capital stock of each of info.com and BC equal to at least 35% of the total outstanding capital stock of each such Unrestricted Subsidiary (on a fully diluted basis)."

                  4. Section 9.03 (iii) of the Credit Agreement is hereby amended by inserting the following words at the beginning thereof:

                           "with prior written consent of the Required Lenders and".

                  5. Section 9.03(v) of the Credit Agreement is hereby amended by inserting the following words at the beginning thereof:

                           "with the prior written consent of the Required Lenders,".

                  6. Section 9.05(ii) of the Credit Agreement is hereby amended by deleting the amount "$10,000,000" appearing therein and inserting the amount "$7,500,000" in lieu thereof.

                  7. Section 9.05(v) of the Credit Agreement is hereby amended by inserting the following words at the beginning thereof:

                           "with the prior written consent of the Required Lenders,".

                  8. Section 9.05(xvi) of the Credit Agreement is hereby deleted and the following new Section 9.05(xvi) is inserted in lieu thereof:

                           "(xiv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make additional Investments so long as the aggregate amount of all such Investments made pursuant to this clause (xvi) does not exceed
                           (i) $10,000,000 in fiscal year 2000, of which no more than $2,000,000 may be made in the fourth fiscal quarter of such fiscal year, (ii) $2,500,000 in fiscal year 2001 and (iii) $1,000,000 in each fiscal year thereafter (in each case, determined without regard to any write-downs or write-offs thereof), provided, however, neither the Borrower nor any Subsidiary thereof may purchase any capital stock of info.com from any shareholder thereof pursuant to this clause (xvi)."

                  9. Section 9.07(a) of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

                 "Fiscal Year Ending On                                Amount
                 ----------------------                                ------
                 December 31, 2000                                  $25,000,000
                 December 31, 2001                                  $15,000,000
                 December 31, 2002                                  $18,000,000
                 December 31, 2003                                  $18,000,000
                 December 31, 2004                                  $18,000,000
                 December 31, 2005                                  $18,000,000
                 December 31, 2006                                  $18,000,000



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                  10. Section 9.08 of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

                 "Fiscal Quarter Ending On                                 Ratio
                 -------------------------                                 -----
                 September 30, 1999                                      3.00:1.00
                 December 31, 1999                                       3.00:1.00
                 March 31, 2000                                          3.00:1.00
                 June 30, 2000                                           3.00:1.00
                 September 30, 2000                                      3.00:1.00
                 December 31, 2000                                       3.00:1.00
                 March 31, 2001                                          3.00:1.00
                 June 30, 2001                                           3.00:1.00
                 September 30, 2001                                      3.00:1.00
                 December 31, 2001                                       3.00:1.00
                 March 31, 2002  and the
                 last day of each fiscal quarter
                 of the Borrower thereafter                              3.50:1.00".

                  11. Section 9.09 of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

                 "Period                                                    Ratio
                 -------                                                    -----
                 Initial Borrowing Date through and
                 including June 29, 2000                                  4.00:1.00

                 June 30, 2000 through and including
                 September 29, 2000                                       3.75:1.00

                 September 30, 2000 through and including
                 December 30, 2000                                        3.50:1.00

                 December 31, 2000 through and including
                 March 30, 2001                                           3.25:1.00

                 March 31, 2001 through and including
                 June 29, 2001                                            3.25:1.00

                 June 30, 2001 through and including
                 September 29, 2001                                       3.15:1.00

                 September 30, 2001 through and including
                 December 30, 2001                                        3.00:1.00

                 Thereafter                                               2.75:1.00".

                  12. Section 9.10 of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:



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
                 "Fiscal Quarter Ending On                                 Amount
                 -------------------------                                 ------
                 December 31, 2000                                       $80,000,000
                 March 31, 2001                                          $80,000,000
                 June 30, 2001                                           $80,000,000
                 September 30, 2001                                      $80,000,000
                 December 31, 2001                                       $85,000,000
                 March 31, 2002                                          $90,000,000
                 June 30, 2002                                           $90,000,000
                 September 30, 2002                                      $90,000,000
                 December 31, 2002                                       $90,000,000
                 March 31, 2003                                          $90,000,000
                 June 30, 2003                                           $90,000,000
                 September 30, 2003                                      $90,000,000
                 December 31, 2003                                       $90,000,000
                 March 31, 2004 and the last
                 day of each fiscal quarter of the
                 Borrower thereafter                                     $95,000,000".

                  13. The definition of "Applicable Margin" appearing in Section
11.01 of the Credit Agreement is hereby deleted and the following new definition of "Applicable Margin" is inserted in lieu thereof:

                  "Applicable Margin" shall mean: (a) with respect to Tranche A Term Loans, Revolving Loans and Swingline Loans, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Tranche A Term Loans, Revolving Loans or Swingline Loans and opposite the respective Level (i.e., Level 1, Level 2 or Level 3, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f) or the first proviso below):

                                                       Tranche A Term Loans,            Tranche A Term
                                                          Revolving Loans                 Loans and
                                                        and Swingline Loans            Revolving Loans
                           Consolidated                    maintained as                maintained as
         Level            Leverage Ratio                  Base Rate Loans              Eurodollar Loans
         -----            --------------               ---------------------           ----------------

           1       Less than 2.00:1.00                         1.75%                        2.75%

           2       Greater than or equal to
                   2.00:1.00 but less than
                   2.75:1.00                                   2.00%                        3.00%

           3       Greater than or equal to
                   2.75:1.00                                   2.25%                        3.25%



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         provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Consolidated Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 3 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 3 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, the Applicable Margin, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that Level 3 pricing shall apply at any time when any Default or Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Level 3 pricing shall apply for the period from the Fifth Amendment Effective Date to but not including the date which is the first Start Date after the Borrower's fiscal quarter ending on December 31, 2000; and

                  (b) with respect to Tranche B Term Loans maintained as (i) Base Rate Loans, a percentage per annum equal to 3.00%, and (ii) Eurodollar Loans, a percentage per annum equal to 4.00%.

                  Notwithstanding the foregoing, for periods prior to the Fifth Amendment Effective Date, all interest on each Tranche of outstanding Loans shall be calculated on the basis set forth in this definition as in effect immediately prior to giving effect to the Fifth Amendment."

                  14. The definition of "Unrestricted Subsidiary" appearing in
Section 11.01 of the Credit Agreement is hereby deleted and the following new definition of "Unrestricted Subsidiary" is inserted in lieu thereof:

                  "Unrestricted Subsidiary" shall mean each of info.com, VYP and BC and each of their respective Subsidiaries provided that each such Person and its Subsidiaries shall only be permitted as Unrestricted Subsidiaries so long as (I) no such Unrestricted Subsidiary owns any capital stock of, or other equity interests in, or has any Lien on any property of, the Borrower or any Subsidiary of the Borrower other than a Subsidiary of an Unrestricted Subsidiary, and (II) any Indebtedness and other obligations of such Unrestricted Subsidiaries are non-recourse to the Borrower or any of its other Subsidiaries.

                  15. Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

                  "Fifth Amendment" shall mean the Fifth Amendment, dated as of November 13, 2000, to this Agreement.

                  "Fifth Amendment Effective Date" shall have the meaning provided in the Fifth Amendment.



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                  16. From and after the Fifth Amendment Effective Date (as
defined below), LB shall no longer constitute an Unrestricted Subsidiary and the Borrower shall cause LB to take all actions required to be taken by a newly created or acquired Domestic Subsidiary pursuant to Section 9.15 of the Credit Agreement within 15 Business Days following the Fifth Amendment Effective Date.

                  17. On the Fifth Amendment Effective Date, the Total Revolving Loan Commitment shall be permanently reduced from $30,000,000 to $25,000,000 (as the same may be further reduced from time to time in accordance with the Credit Agreement), with such reduction to apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

                  18. The Borrower and the Lenders hereby agree that for purposes of calculating the financial covenants set forth in Sections 9.08, 9.09 and 9.10 of the Credit Agreement, the results of operations of the Unrestricted Subsidiaries will be ignored from and after January 1, 2000.

                  19. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Fifth Amendment Effective Date, after giving effect to this Amendment (including as a result of the redesignation of LB as a Subsidiary of the Borrower) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (ii) there exists no Default or Event of Default on the Fifth Amendment Effective Date, after giving effect to this Amendment (including as a result of the redesignation of LB as a Subsidiary of the Borrower), (iii) LB is permitted to be redesignated as a "Restricted Subsidiary" for purposes of, and as defined in, the Senior Subordinated Note Indenture, and (iv) LB is a Wholly-Owned Domestic Subsidiary of the Borrower.

                  20. In order to induce the Lenders to enter into this Amendment, the Borrower hereby agrees to pay to each Lender which executes and delivers to the Administrative Agent a counterpart of this Amendment on or before Noon (New York time) on November 13, 2000, a fee equal to .25% of the sum of (I) such Lender's Revolving Loan Commitment on the Fifth Amendment Effective Date (determined after giving effect to the reduction thereof as provided in Section 17 of this Amendment) and (II) the aggregate outstanding principal amount of such Lender's Term Loans on the Fifth Amendment Effective Date, with such fee to be earned on the Fifth Amendment Effective Date and payable on the Business Day immediately thereafter.

                  21. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  22. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.



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

                  23. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  24. This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") when the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

                  25. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *




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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                      INFOUSA INC.


                                      By  /s/ STORMY L. DEAN
                                         ---------------------------------------
                                         Name:    Stormy L. Dean
                                         Title:   Chief Financial Officer


                                      BANKERS TRUST COMPANY,
                                        Individually and as Administrative Agent


                                      By  /s/ DAVID J. BELL
                                         ---------------------------------------
                                         Name:    David J. Bell
                                         Title:   Principal


                                      US BANK NATIONAL ASSOCIATION


                                      By  /s/ KEVIN D. MUNRO
                                         ---------------------------------------
                                         Name:    Kevin D. Munro
                                         Title:   Vice President


                                      UNION BANK OF CALIFORNIA, N.A.


                                      By  /s/ HAGOP V. JAZMADARIAN
                                         ---------------------------------------
                                         Name:    Hagop V. Jazmadarian
                                         Title:   Vice President


                                      [AND OTHER PARTICIPATING LENDERS]